Exhibit 5.1


                                  LETTERHEAD OF
                    TROOP STEUBER PASICH REDDICK & TOBEY, LLP


February 14, 2000

BioSource International Inc.
820 Flynn Road, Suite A
Camarillo, California 93012

Ladies/Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to which this letter is attached as Exhibit 5.1 filed by BioSource International Inc., a Delaware corporation (the "COMPANY"), in order to register under the Securities Act of 1933, as amended (the "ACT"), 1,002,500 shares of Common Stock, $.001par value per share (the "SHARES"), of the Company issuable pursuant to the Amendment to the 1993 BioSource International, Inc. Stock Incentive Plan (the "AMENDMENT") and the following 8 documents (collectively, the "OPTION AGREEMENTS"): (i) an option granted to James H. Chamberlain pursuant to a Stock Option Agreement, dated as of May 19, 1993, by and between the Company and James H. Chamberlain; (ii) an option granted to James H. Chamberlain pursuant to a Stock Option Agreement, dated as of May 19, 1993, by and between the Company and James H. Chamberlain; (iii) an option granted to James H. Chamberlain pursuant to a Stock Option Agreement, dated as of January 23, 1995, by and between the Company and James H. Chamberlain; (iv) an option granted to James H. Chamberlain pursuant to a Stock Option Agreement, dated as of January 3, 1996, by and between the Company and James H. Chamberlain; (v) an option granted to Gus Davis pursuant to a Stock Option Agreement, dated as of June 1, 1995, by and between the Company and Gus Davis (vi) an option granted to Robert Weist pursuant to a Stock Option Agreement, dated as of April 5, 1996, by and between the Company and Robert Weist; (vii) an option granted to David S. Fishman pursuant to an Option Certificate, dated as of December 9, 1998, by and between the Company and David
S. Fishman; and (viii) an option granted to Jordan B. Fishman pursuant to an Option Certificate, dated as of December 9, 1998, by and between the Company and Jordan B. Fishman .

     We are of the opinion that the Shares have been duly authorized and upon issuance and sale in conformity with and pursuant to the Amendment and the Option Agreements, the Shares will be validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an Exhibit to the Registration Statement and to use of our name in the Prospectus constituting a part thereof.

                                 Respectfully submitted,


                                  /S/ TROOP STEUBER PASICH REDDICK & TOBEY, LLP
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                                      TROOP STEUBER PASICH REDDICK & TOBEY, LLP